Exhibit 99.1

WisdomTree Announces Fourth Quarter and Year End 2013 Results

Record net income more than triples from year ago quarter and for the year

Diluted EPS $0.12 for the quarter and $0.37 for the year

Record revenues up 83% from year ago quarter and 76% for the year

$2.3 billion net inflows in quarter and record $14.3 billion for the year

New York, NY – (GlobeNewswire) – January 31, 2014 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $16.5 million for the fourth quarter of 2013, or $0.12 per share on a fully diluted basis. This compares to $5.3 million in the fourth quarter of 2012 and $15.0 million in the third quarter of 2013. For the full year, net income was $51.5 million, or $0.37 per share on a fully diluted basis. This compares to $11.0 million in 2012.

WisdomTree CEO and President Jonathan Steinberg commented, “2013 was a year of transformational growth, stellar operating performance and record financial results for WisdomTree. Powered by $14.3 billion in net inflows, our revenues are up 76% for the year, and with the growth of our business we are demonstrating the scale, efficiency and earnings power of our operating model.”

Mr. Steinberg continued, “We also continued to invest in our business to position WisdomTree for future growth. During the course of the year we bolstered our product set in important categories like domestic equities, domestic fixed income and currency hedged equities. In total, 15 new products launched in 2013 provide investment solutions for a strengthening U.S. dollar, as well as rising interest rates.”

Mr. Steinberg concluded, “We also made important strides at the business level, including the announcement last quarter of a new fund administration and custody services relationship with State Street Bank and Trust Company, a global leader with the infrastructure to support our growth. Today, we announced expansion plans for the European ETF market. As we continue into 2014 with strong momentum, I am excited about the significant opportunities for WisdomTree’s expansion and development.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Dec. 31, 2013	Sep. 30, 2013	Dec. 31, 2012	Sep. 30, 2013	Dec. 31, 2012
Operating Highlights ($, in billions):
ETF AUM	$34.9	$31.4	$18.3	11.3%	90.8%
ETF net inflows	$2.3	$1.2	$1.1	99.0%	117.9%
Average ETF AUM	$33.1	$30.5	$17.1	8.6%	93.9%
Average ETF advisory fee	0.51%	0.51%	0.54%	—	(0.03)
Market share of industry inflows	3.9%	2.2%	1.9%	+1.7	+2.0
Financial Highlights ($, in millions, except per share amounts):
Total revenues	$43.2	$39.6	$23.6	8.9%	83.1%
Net income	$16.5	$15.0	$5.3	10.1%	213.6%
Diluted earnings per share	$0.12	$0.11	$0.04	$0.01	$0.08
Gross margin[1] (non-GAAP)	78%	77%	68%	+1.0	+10.0
Pre-tax margin	38%	38%	22%	—	+16.0

	Year Ended
	Dec. 31, 2013	Dec. 31, 2012	Change
Operating Highlights ($, in billions):
ETF AUM	$34.9	$18.3	90.8%
ETF net inflows	$14.3	$4.7	202.7%
Average ETF AUM	$28.5	$15.6	83.1%
Average ETF advisory fee	0.52%	0.54%	(0.02)
Market share of industry inflows	8.0%	2.6%	+5.4
Financial Highlights ($, in millions, except per share amounts):
Total revenues	$149.5	$84.8	76.3%
Net income	$51.5	$11.0	367.2%
Diluted earnings per share	$0.37	$0.08	$0.29
Gross margin[1] (non-GAAP)	76%	66%	+10.0
Pre-tax margin	34%	17%	+17.0

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On November 4, 2013 WisdomTree announced the Chilean pension regulator approved the sale of three additional WisdomTree ETFs in Chile

•	On November 7, 2013, WisdomTree announced the launch of the WisdomTree Korea Hedged Equity Fund (DXKW)

•	On December 4, 2013, WisdomTree announced the WisdomTree SmallCap Dividend Fund (DES) surpassed $1 billion in assets

•	On December 18, 2013, WisdomTree announced the launch of the WisdomTree Bloomberg U.S. Dollar Bullish Fund (USDU)

•	On December 18, 2013, WisdomTree announced the launch of the WisdomTree Japan Interest Rate Strategy Fund (JGBB)

•	On December 18, 2013, WisdomTree announced the launch of Rising Rates Bond ETFs based on leading Fixed Income benchmarks: WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund (AGZD), WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund (AGND), WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund (HYZD), WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund (HYND)

•	On January 31, 2014, WisdomTree announced the launch of a platform for European ETF operations through a majority investment in Boost ETP, expected to close in the first half of 2014

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $34.9 billion at December 31, 2013, up 90.8% from $18.3 billion at December 31, 2012, and up 11.3% from $31.4 billion at September 30, 2013. Net inflows for the fourth quarter of 2013 were $2.3 billion as compared to $1.1 billion in the fourth quarter of 2012 and $1.2 billion in the third quarter of 2013. For the year, net inflows were $14.3 billion as compared to $4.7 billion in 2012. WisdomTree’s market share of industry net inflows was 3.9% in the fourth quarter of 2013 as compared to 1.9% in the fourth quarter of 2012 and 2.2% in the third quarter of 2013. For the full year, WisdomTree’s market share was 8.0% as compared to 2.6% in 2012.

Performance

In evaluating the performance of our Equity, Fixed Income and Alternatives ETFs against actively managed and index based mutual funds and ETFs, 85% of the $33.9 billion invested in our ETFs and 56% (28 of 50) of our ETFs outperformed their comparable Morningstar average since inception as of December 31, 2013.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Revenues

Total revenues increased 83.1% to a record $43.2 million as compared to the fourth quarter of 2012 and 8.9% compared to the third quarter of 2013 primarily due to higher average AUM as a result of positive net inflows into our ETFs and market appreciation. Our average advisory fee earned was 0.51% as compared to 0.54% for the fourth quarter of 2012 and 0.51% in the third quarter of 2013 due to the majority of our inflows going to our Japan hedged equity ETF (DXJ), which has an expense ratio of 0.48%.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 78% in the fourth quarter of 2013 as compared to 68% in the fourth quarter of 2012 and 77% in the third quarter of 2013.

Our pre-tax margin was 38% in the third and fourth quarters of 2013 as compared to 22% in the fourth quarter of 2012.

Expenses

Total expenses increased 45.7% to $26.7 million from $18.3 million in the fourth quarter of 2012. Included in the prior year quarter was $0.2 million of net costs related to patent litigation and offering costs. Total expenses increased 8.2% from $24.7 million in the third quarter of 2013.

•	Compensation and benefits expense increased 56.3% to $9.6 million compared to the fourth quarter of 2012. This increase was primarily due to higher accrued incentive compensation due to our record level of net inflows in 2013 and higher headcount related expenses to support our growth.

Compensation and benefits expense was essentially unchanged from the third quarter of 2013 as higher accrued incentive compensation was partly offset by lower stock based compensation.

Our headcount at the end of 2013 was 87 compared to 70 at the end of 2012 and 84 at the end of the third quarter of 2013.

•	Fund management and administration expenses increased 41.1% to $9.0 million compared to the fourth quarter of 2012. At the end of 2012, we ended our joint venture with BNY Mellon. As a result, we began to record certain operating costs related to our currency and fixed income ETFs, which were previously recognized by BNY Mellon as part of the joint venture. This resulted in approximately $0.5 million in higher costs this quarter, while eliminating the expense of the third-party sharing arrangement. Higher average AUM resulted in a $1.9 million increase in variable fees charged by our third party service providers associated with AUM.

Fund management and administration expenses increased 1.8% compared to the third quarter of 2013 primarily due to higher average AUM as well as costs associated with new ETFs.

We have 61 ETFs at the end of the year compared to 46 at the end of 2012 and 53 at the end of the third quarter of 2013.

•	Marketing and advertising expenses increased to $2.1 million representing an increase of 31.8% from the fourth quarter of last year and 5.6% from the third quarter of 2013 primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expenses increased to $1.8 million representing an increase of 75.5% from the fourth quarter of last year and 41.6% from the third quarter of 2013 primarily due to higher levels of spending for sales related initiatives.

•	Professional and consulting fees increased to $0.9 million representing an increase of 18.8% from the fourth quarter of last year and 72.7% from the third quarter of 2013 primarily due advisory costs associated with our transaction to acquire a majority stake in Boost ETP.

•	Occupancy, communication and equipment expense increased to $1.1 million in the fourth quarter of 2013 representing a 196.2% increase from the fourth quarter of last year and 51.2% from the third quarter of 2013 primarily due to costs for new office space which we began to occupy in January 2014.

•	Third-party sharing arrangements expense decreased 65.0% to $0.5 million compared to the fourth quarter of 2012 due to the end of our joint venture with BNY Mellon discussed above.

•	Third-party sharing arrangements expense increased 21.7% compared to the third quarter of 2013 due to higher inflow levels by our marketing agent in Latin America.

•	Other expenses increased 87.8% to $1.4 million compared to the fourth quarter of 2012 and increased 23.5% compared to the third quarter of 2013 primarily due to higher general and administrative expenses.

Balance Sheet

As of December 31, 2013, WisdomTree had total assets of $141.8 million which consisted primarily of cash and cash equivalents of $104.3 million and investments of $11.7 million. There were approximately 130.4 million shares of common stock outstanding as of December 31, 2013. Fully diluted weighted average shares outstanding were approximately 140.0 million for the fourth quarter and full year.

Net Operating Loss

The Company’s pretax net operating loss carryforward (NOL) was $136.5 million at December 31, 2012. The Company estimates its NOL has increased to approximately $143.0 million as of December 31, 2013. The increase was primarily due to the tax benefit the Company receives when its employees exercise options or vest in restricted stock. The Company will discuss the treatment of its NOL further on its earnings call.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, January 31, 2014 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange-traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•	We derive a majority of our revenue from a limited number of products—in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for more than one third of our ETF AUM—and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 61 ETFs across Equities, Fixed Income, Currency Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $33.7 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiary WisdomTree Asset Management, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,	%
	2013	2013	2012	2013	2012	2013	2012	Change
							(Audited)
Revenues
ETF advisory fees	$42,903	$39,437	$23,379	8.8%	83.5%	$148,594	$84,024	76.8%
Other income	263	193	195	36.3%	34.9%	874	774	12.9%

Total revenues	43,166	39,630	23,574	8.9%	83.1%	149,468	84,798	76.3%
Expenses
Compensation and benefits	9,633	9,648	6,165	-0.2%	56.3%	36,210	23,233	55.9%
Fund management and administration	8,953	8,794	6,343	1.8%	41.1%	35,076	23,020	52.4%
Marketing and advertising	2,145	2,031	1,627	5.6%	31.8%	8,309	5,363	54.9%
Sales and business development	1,848	1,305	1,053	41.6%	75.5%	6,474	3,586	80.5%
Professional and consulting fees	936	542	788	72.7%	18.8%	2,748	4,603	-40.3%
Occupancy, communication and equipment	1,093	723	369	51.2%	196.2%	2,784	1,419	96.2%
Depreciation and amortization	190	84	82	126.2%	131.7%	439	307	43.0%
Third party sharing arrangements	455	374	1,300	21.7%	-65.0%	1,368	5,468	-75.0%
Other	1,437	1,164	765	23.5%	87.8%	4,523	2,976	52.0%
ETF shareholder proxy	—	—	—	—	—	—	3,264	—
Patant litigation, net	—	—	(524)	—	—	—	176	—
Offering costs	—	—	353	—	—	—	353	—

Total expenses	26,690	24,665	18,321	8.2%	45.7%	97,931	73,768	32.8%

Income before provision for income taxes	16,476	14,965	5,253	10.1%	213.6%	51,537	11,030	367.2%
Provision for income taxes	—	—	—	—	—	—	—	—

Net income	$16,476	$14,965	$5,253	10.1%	213.6%	$51,537	$11,030	367.2%

Net income per share - basic	$0.13	$0.12	$0.04			$0.41	$0.09
Net income per share - diluted	$0.12	$0.11	$0.04			$0.37	$0.08
Weighted average common shares - basic	128,851	126,509	124,202			126,651	122,138
Weighted average common shares - diluted	140,065	140,097	138,417			139,797	137,968

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2012	2013	2012
Revenues
ETF advisory fees	$42,903	$39,437	$23,379	$148,594	$84,024
Other income	263	193	195	874	774

Total revenues	43,166	39,630	23,574	149,468	84,798
Operating expenses
Compensation and benefits	9,633	9,648	6,165	36,210	23,233
Fund management and administration	8,953	8,794	6,343	35,076	23,020
Marketing and advertising	2,145	2,031	1,627	8,309	5,363
Sales and business development	1,848	1,305	1,053	6,474	3,586
Professional and consulting fees	936	542	788	2,748	4,603
Occupancy, communication and equipment	1,093	723	369	2,784	1,419
Depreciation and amortization	190	84	82	439	307
Third party sharing arrangements	455	374	1,300	1,368	5,468
Other	1,437	1,164	765	4,523	2,976

Total proforma operating expenses	26,690	24,665	18,492	97,931	69,975

Proforma operating income	16,476	14,965	5,082	51,537	14,823
ETF shareholder proxy	—	—	—	—	3,264
Patant litigation, net	—	—	(524)	—	176
Offering costs	—	—	353	—	353

Income before provision for income taxes	16,476	14,965	5,253	51,537	11,030
Provision for income taxes	—	—	—	—	—

Net income	$16,476	$14,965	$5,253	$51,537	$11,030

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,316	$41,246
Accounts receivable	18,100	9,348
Other current assets	1,320	1,273

Total current assets	123,736	51,867
Fixed assets, net	6,252	480
Investments	11,748	11,036
Other noncurrent assets	55	42

Total assets	$141,791	$63,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$10,394	$6,924
Compensation and benefits payable	14,278	2,156
Accounts payable and other liabilities	4,384	3,272

Total current liabilities	29,056	12,352
Other noncurrent liabilities	3,706	13

Total liabilities	32,762	12,365

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 132,247 and 126,554	1,322	1,265
outstanding: 130,350 and 125,272
Additional paid-in capital	184,201	177,826
Accumulated deficit	(76,494)	(128,031)

Total stockholders’ equity	109,029	51,060

Total liabilities and stockholders’ equity	$141,791	$63,425

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
	(Unaudited)
Cash flows from operating activities
Net income	$51,537	$11,030
Non-cash items included in net income:
Depreciation and amortization	439	307
Stock-based compensation	6,459	7,437
Deferred rent	706	(140)
Accretion to interest income and other	116	194
Changes in operating assets and liabilities:
Accounts receivable	(5,529)	(3,723)
Other assets	(70)	337
Fund management and administration payable	3,470	(3,111)
Compensation and benefits payable	12,122	(2,012)
Accounts payable and other liabilities	875	915

Net cash provided by operating activities	70,125	11,234

Cash flows from investing activities
Purchase of fixed assets	(6,211)	(190)
Purchase of investments	(3,597)	(10,004)
Proceeds from the redemption of investments	2,781	7,836

Net cash used in investing activities	(7,027)	(2,358)

Cash flows from financing activities
Net proceeds from sale of common stock	—	4,329
Shares repurchased	(1,614)	(2,261)
Proceeds from exercise of stock options	1,586	4,672

Net cash (used in)/provided by financing activities	(28)	6,740

Net increase in cash and cash equivalents	63,070	15,616
Cash and cash equivalents - beginning of period	41,246	25,630

Cash and cash equivalents - end of period	$104,316	$41,246

Supplemental disclosure of cash flow information
Cash paid for income taxes	$38	$33

Non-cash investing and financing activities:
Cashless exercise of stock options	$267	$—

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Total ETFs (in millions)
Beginning of period assets	31,352	28,975	16,783	18,286	12,182
Inflows/(outflows)	2,308	1,160	1,059	14,323	4,732
Market appreciation/(depreciation)	1,224	1,217	444	2,275	1,372

End of period assets	34,884	31,352	18,286	34,884	18,286

Average assets during the period	33,091	30,473	17,068	28,472	15,554
ETF Industry and Market Share (in billions)
ETF industry net inflows	58.6	53.7	55.4	179.9	185.4
WisdomTree market share of industry inflows	3.9%	2.2%	1.9%	8.0%	2.6%
International Hedged Equity ETFs (in millions)
Beginning of period assets	11,481	10,270	569	1,258	418
Inflows/(outflows)	1,243	752	588	10,441	757
Market appreciation/(depreciation)	624	459	101	1,649	83

End of period assets	13,348	11,481	1,258	13,348	1,258

Average assets during the period	11,848	11,175	662	8,770	600
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,703	7,172	6,542	7,332	3,613
Inflows/(outflows)	(246)	286	515	865	3,111
Market appreciation/(depreciation)	(9)	245	275	(749)	608

End of period assets	7,448	7,703	7,332	7,448	7,332

Average assets during the period	7,891	7,289	6,767	7,762	5,715
US Equity ETFs (in millions)
Beginning of period assets	6,271	5,777	4,640	4,371	3,429
Inflows/(outflows)	367	273	(205)	1,477	610
Market appreciation/(depreciation)	543	221	(64)	1,333	332

End of period assets	7,181	6,271	4,371	7,181	4,371

Average assets during the period	6,771	6,214	4,522	5,819	4,252
International Developed Equity ETFs (in millions)
Beginning of period assets	3,150	2,633	2,327	2,474	1,989
Inflows/(outflows)	565	205	32	967	243
Market appreciation/(depreciation)	149	312	115	423	242

End of period assets	3,864	3,150	2,474	3,864	2,474

Average assets during the period	3,490	2,888	2,360	2,959	2,254
Fixed Income ETFs (in millions)
Beginning of period assets	2,095	2,437	1,904	2,118	1,506
Inflows/(outflows)	(144)	(320)	190	121	491
Market appreciation/(depreciation)	(45)	(22)	24	(333)	121

End of period assets	1,906	2,095	2,118	1,906	2,118

Average assets during the period	2,008	2,246	1,990	2,352	1,770
Currency ETFs (in millions)
Beginning of period assets	502	547	654	611	950
Inflows/(outflows)	515	(48)	(37)	418	(351)
Market appreciation/(depreciation)	(38)	3	(6)	(50)	12

End of period assets	979	502	611	979	611

Average assets during the period	933	515	632	673	772
Alternative Strategy ETFs (in millions)
Beginning of period assets	150	139	147	122	277
Inflows/(outflows)	8	12	(24)	34	(129)
Market appreciation/(depreciation)	—	(1)	(1)	2	(26)

End of period assets	158	150	122	158	122

Average assets during the period	150	146	135	137	191
Average ETF assets during the period
International hedged equity ETFs	36%	37%	4%	31%	4%
Emerging markets equity ETFs	24%	24%	39%	27%	37%
US equity ETFs	20%	20%	26%	20%	27%
International developed equity ETFs	11%	9%	14%	11%	15%
Fixed income ETFs	6%	7%	12%	8%	11%
Currency ETFs	3%	2%	4%	2%	5%
Alternative strategy ETFs	0%	1%	1%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.94%	0.94%	0.95%
Emerging markets equity ETFs	0.66%	0.66%	0.67%	0.66%	0.67%
International developed equity ETFs	0.56%	0.56%	0.56%	0.56%	0.56%
Fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International hedged equity ETFs	0.49%	0.49%	0.49%	0.49%	0.49%
Currency ETFs	0.48%	0.50%	0.50%	0.49%	0.50%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.51%	0.51%	0.54%	0.52%	0.54%

Number of ETFs - end of the period
International developed equity ETFs	16	16	16	16	16
US equity ETFs	13	13	11	13	11
Fixed income ETFs	11	6	5	11	5
Emerging markets equity ETFs	7	7	5	7	5
International hedged equity ETFs	6	4	2	6	2
Currency ETFs	6	5	5	6	5
Alternative strategy ETFs	2	2	2	2	2

Total	61	53	46	61	46

Headcount	87	84	70	87	70

Note: Previously issued statistics may be restated due to trade adjustments
Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma operating expenses, proforma pre-tax operating margin, gross margin and gross margin percentage. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items including (1) our patent litigation with Research Affiliates LLC; (2) expenses for the WisdomTree ETF shareholder proxy solicitation; and (3) advisory and other related fees associated with the secondary offering of our common stock in November 2012. Management excludes these items when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2013	2013	2012	2013	2012
GAAP total expenses	$26,690	$24,665	$18,321	$97,931	$73,768
ETF shareholder proxy	—	—	—	—	(3,264)
Patent litigation, net	—	—	524	—	(176)
Offering costs	—	—	(353)	—	(353)

Proforma operating expenses	$26,690	$24,665	$18,492	$97,931	$69,975

GAAP net income	$16,476	$14,965	$5,253	$51,537	$11,030
ETF shareholder proxy	—	—	—	—	3,264
Patent litigation, net	—	—	(524)	—	176
Offering costs	—	—	353	—	353

Proforma operating income	$16,476	$14,965	$5,082	$51,537	$14,823

GAAP net income	$16,476	$14,965	$5,253	$51,537	$11,030
Divide GAAP total revenue	43,166	39,630	23,574	149,468	84,798

GAAP pre-tax margin	38.2%	37.8%	22.3%	34.5%	13.0%

Proforma operating income	$16,476	$14,965	$5,082	$51,537	$14,823
Divide GAAP total revenue	43,166	39,630	23,574	149,468	84,798

Proforma operating margin	38.2%	37.8%	21.6%	34.5%	17.5%

GAAP total revenue	$43,166	$39,630	$23,574	$149,468	$84,798
Fund management and administration	(8,953)	(8,794)	(6,343)	(35,076)	(23,020)
Third party sharing arrangements	(455)	(374)	(1,300)	(1,368)	(5,468)

Gross margin	$33,758	$30,462	$15,931	$113,024	$56,310

Gross margin percentage	78.2%	76.9%	67.6%	75.6%	66.4%